Exhibit 10.10

IMS Health Incorporated

$1,050,000,000 5.000% Senior Notes due 2026

€625,000,000 3.500% Senior Notes due 2024

Purchase Agreement

September 14, 2016

Goldman, Sachs & Co.

As representative of the several Purchasers

named in Schedule II hereto,

c/o Goldman, Sachs & Co.
200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

IMS Health Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Purchase Agreement (this “Agreement”), to issue and sell to (i) the Purchasers named as Dollar Note Purchasers in Schedule II hereto (the “Dollar Note Purchasers”) an aggregate of $1,050,000,000 principal amount of 5.000% Senior Notes due 2026 (the “Dollar Notes”) and (ii) the Purchasers named as Euro Note Purchasers in Schedule II hereto (the “Euro Note Purchasers” and, together with the Dollar Note Purchasers, the “Purchasers”) an aggregate of €625,000,000 principal amount of 3.500% Senior Notes due 2024 (the “Euro Notes” and, together with the Dollar Notes, the “Securities”).  The Securities will be issued by the Company pursuant to the Indenture (as defined herein), among the Company, the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (the “Trustee”).  Goldman, Sachs & Co. is acting as representative (the “Representative”) in connection with the offering and sale of the Securities.  The term “Representative” shall mean either the singular or plural as the context requires.

The Securities will be guaranteed (the “Closing Guarantees”) on a senior unsecured basis by each of the Company’s U.S. subsidiaries that guarantees the Company’s obligations under the senior secured credit facilities (the “Credit Facilities”) described in the Offering Circular (as defined below) and set forth on Schedule V hereto (collectively, the “Closing Guarantors” and, each individually, a “Closing Guarantor”).  On the Closing Date (as defined herein), each of the Company, the Closing Guarantors and the Trustee will enter into an indenture (the “Initial Indenture”), and on the Merger Date (as defined herein), each of the entities listed on Schedule VI hereto (the “Post-Closing Guarantors” and, together with the Closing Guarantors, the “Guarantors”), substantially concurrently with the provision by such entities of a guarantee in respect of the obligations of the obligors under the Credit Facilities, will, following the consummation of the Merger (as defined below), by execution of a supplemental indenture (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”) to the Initial Indenture, jointly and severally guarantee (collectively, the “Post-Closing Guarantees” and, together with the Closing Guarantees, the “Guarantees”) the Securities as of and from the Merger Date (as defined below), on a senior unsecured basis as to the payment of principal and interest thereon. The representations, warranties and agreements of the Post-Closing Guarantors under this Agreement shall not become effective until the consummation of the Merger (such date, the “Merger Date”) and the execution by the Post-Closing Guarantors of a joinder agreement to this Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), at which time such representations, warranties and agreements shall become effective according to the terms of the Joinder Agreement and the Post-Closing Guarantors shall, without any further action by any person, become a party to this Agreement.

The Securities are being issued in connection with the proposed merger (the “Merger”) of (i) the Parent (as defined below) with and into Quintiles Transnational Holdings Inc. a North Carolina corporation (“Quintiles Holdings”), and (ii) Quintiles Transnational Corp., a North Carolina corporation (and, together with Quintiles Holdings, “Quintiles”) with and into the Company, in each case, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 3, 2016 (the “Merger Agreement”), by and between IMS Health Holdings, Inc. and Quintiles Holdings. For the avoidance of doubt, the performance of the parties’ obligations hereunder is not conditioned on the consummation of the Merger.

1.

The Company and the Closing Guarantors jointly and severally represent and warrant to (it being understood that, for the purposes of the representations and warranties set forth below, references to subsidiaries or affiliates of the Company or Guarantors shall not include Quintiles or the Post-Closing Guarantors, provided, that, upon execution of the applicable Joinder Agreement, the Post-Closing Guarantors shall be deemed subsidiaries and affiliates of the Company and the Closing Guarantors and shall make the following representations, warranties and agreements pursuant to Section 1 of the Joinder Agreement), and agree with, each of the Purchasers that:

(a)

A preliminary offering memorandum, dated September 12, 2016 (the “Preliminary Offering Circular”), and a final offering memorandum, dated September 14, 2016 (the “Offering Circular”), have been prepared in connection with the offering of the Securities.  The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”.  Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) by the Parent or Quintiles, on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act by the Parent or Quintiles after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and incorporated by reference therein and (ii) any Additional Issuer Information (as defined below) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”).  The Exchange Act Reports filed by the Parent, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and the Exchange Act Reports filed by the Parent and, to the actual knowledge of the Company and the Guarantors, Quintiles did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission between the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I(a) hereof.   As used herein, “Additional Issuer Information” means information to holders of Securities and prospective purchasers of securities satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”).  The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates and as of the Closing Date, in the case of the Offering Circular, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b)

For the purposes of this Agreement, the “Applicable Time” is 9:50 a.m. (Eastern time) on September 14, 2016; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, and as of the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule I(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i)) and listed on Schedule I(d) hereto) does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company and/or any of the Guarantors by a Purchaser through the Representative expressly for use therein;

(c)

The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package (or, in the case of Quintiles and its subsidiaries, to the actual knowledge of the Company and the Guarantors, December 31, 2015) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change in the long‑term debt of the Company and its subsidiaries, taken as a whole (or, to the actual knowledge of the Company and the Guarantors, Quintiles and its subsidiaries, taken as a whole), or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the financial condition or in the business or operations of the Company and its subsidiaries, taken as a whole (or, to the actual knowledge of the Company and the Guarantors, Quintiles and its subsidiaries, taken as a whole) (any such change, a “Material Adverse Effect”), other than as set forth or contemplated in the Pricing Disclosure Package;

(d)

The Company and its subsidiaries have valid title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Disclosure Package or such as do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (ii) liens permitted by the Indenture; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and to limitations of public policy (collectively, the “Enforceability Limitations”)), with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(e)

Each of the Company and the Guarantors has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Circular, and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(f)

The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non‑assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non‑assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than as set forth in the Pricing Disclosure Package and the Offering Circular).  Other than as set forth in the Pricing Disclosure Package, there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any of the Guarantors is a party requiring, and there is no membership interest or other equity interests of the Company or any of the Guarantors outstanding which upon conversion or exchange would require, the issuance by the Company or any of the Guarantors of any additional membership interests or other equity interests of the Company or any of the Guarantors or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other equity interests of the Company or any of the Guarantors, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(g)

The Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement and the Indenture and assuming due authentication by the Trustee, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the Indenture, which will be substantially in the form previously delivered to the Representative; the Indenture has been duly authorized and, when executed and delivered by the Company, the Closing Guarantors and the Trustee, the Indenture will constitute a valid and legally binding obligation of each of the Company and the Closing Guarantors, enforceable against each of the Company and the Closing Guarantors in accordance with its terms, subject to the Enforceability Limitations; on the Merger Date, the Supplemental Indenture will have been duly authorized by the Post-Closing Guarantors and will be duly executed and delivered by the Post-Closing Guarantors, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture, as supplemented by the Supplemental Indenture, will constitute a valid and legally binding obligation of the Post-Closing Guarantors, enforceable against such Post-Closing Guarantors in accordance with its terms, subject to the Enforceability Limitations; the Securities and the Indenture (including the Guarantees) will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to the Representative; the Closing Guarantees have been duly authorized by each of the Closing Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Closing Guarantors, enforceable against each of the Closing Guarantors in accordance with their respective terms and entitled to the benefits of the Indenture, subject to the Enforceability Limitations.  On the Merger Date and prior to the execution of the Supplemental Indenture by each Post-Closing Guarantor, the Post-Closing Guarantee of each Post Closing Guarantor will have been duly authorized by each Post-Closing Guarantor and, upon execution of the Supplemental Indenture on the Merger Date by each Post-Closing Guarantor, the Post-Closing Guarantee of each Post-Closing Guarantor will be the valid and legally binding obligation of the Post-Closing Guarantors, in each case, enforceable against each Post-Closing Guarantor in accordance with its terms and entitled to the benefits of the Indenture, subject to the Enforceability Limitations.
(h)

Each of the Company and the Guarantors has all requisite corporate, limited liability company or other requisite, as applicable, power to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each Closing Guarantor.  On the Merger Date, the Joinder Agreement will have been duly authorized, executed and delivered by each Post-Closing Guarantor.

(i)

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(j)

Prior to the date hereof, none of the Company, any of its subsidiaries or any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Securities;

(k)

Assuming the accuracy of the representations and warranties of the Purchasers contained herein and the compliance by the Purchasers with their agreements contained herein, the issue and sale of the Securities and the compliance by the Company and each Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture and this Agreement and the performance of their respective obligations hereunder and thereunder and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular will not (i) conflict with, result in a breach or violation of, or require the approval of stockholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, or constitute a default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (ii) result in any violation of the terms or provisions of the Certificate of Incorporation or By‑laws or other organizational document of the Company or any of the Guarantors, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their respective properties or (iv) result in or require the creation or imposition of any lien upon any of the properties or assets of the Company or any of the Guarantors, except, in the case of clauses (i), (iii) or (iv) above, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to materially adversely affect the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the performance by the Company and each Guarantor of their respective obligations under this Agreement or the Indenture, except for consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(l)

None of the Company or any of the Guarantors is (i) in violation of its Certificate of Incorporation or By-laws or other organizational document or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) above for any such default that would not reasonably be expected to have a Material Adverse Effect;

(m)

The statements set forth in the Pricing Disclosure Package and the Offering Circular under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Description of Certain Other Indebtedness,” insofar as they purport to constitute a summary of the terms of the documents referred to therein and under the caption “Certain United States Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(n)

Other than as set forth in the Pricing Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to any such entity, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or to materially adversely affect the consummation of the transactions contemplated hereby; and, to the Company’s and the Guarantors’ knowledge, other than as set forth in the Pricing Disclosure Package, no such proceedings are threatened by governmental authorities or threatened by others;

(o)

When the Securities are issued and delivered pursuant to this Agreement and the Indenture, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(p)	As of the date of this Agreement and prior to the Merger, IMS Health Holdings, Inc., the indirect parent of the Company (the “Parent”), is subject to Section 13 or 15(d) of the Exchange Act;
(q)

None of the Company or any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be required to be registered as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)

None of the Company or any person acting on its behalf (other than the Purchasers or any of their affiliates, as to whom the Company and the Guarantors make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act (other than by means of a Permitted General Solicitation, as defined below) or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and each of the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(s)

Within the preceding six months, none of the Company, any of its subsidiaries or any other person acting on its behalf (other than the Purchasers or any of their affiliates, as to whom the Company and the Guarantors make no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company or any of its subsidiaries, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(t)

Each of the Parent and, to the actual knowledge of the Company and the Guarantors, Quintiles maintains on behalf of itself and its subsidiaries disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent, Quintiles and their respective subsidiaries is made known to the Parent’s or Quintiles’ management, as the case may be, by others within those entities; and such disclosure controls and procedures are effective;

(u)

Each of the Company and its subsidiaries and, to the actual knowledge of the Company and the Guarantors, Quintiles and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference and (E) any interactive data in eXtensible Business Reporting Language prepared by the Company or Quintiles, as the case may be, and included or incorporated by reference in the Pricing Disclosure Package or the Offering Circular fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; each of the Parent and, to the actual knowledge of the Company and the Guarantors, Quintiles maintains on behalf of itself and its subsidiaries a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Parent’s or Quintiles’ principal executive officer and principal financial officer, as the case may be, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Parent’s and, to the actual knowledge of the Company and the Guarantors, Quintiles’ internal control over financial reporting is effective, and the Parent is not aware of any material weaknesses in its or, to the actual knowledge of the Company and the Guarantors, Quintiles’ internal control over financial reporting;

(v)

Since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Parent’s or, to the actual knowledge of the Company and the Guarantors, Quintiles’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s or Quintiles’, as the case may be, internal control over financial reporting;

(w)

The consolidated financial statements and the related notes thereto of the Parent  and its subsidiaries  included or incorporated by reference in each of the Pricing Circular and the Offering Circular were prepared in conformity with United States generally accepted accounting principles in effect as of the date of determination thereof (“GAAP”) and fairly present, in all material respects, the financial position, on a consolidated basis, of the Parent and its subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Parent and its subsidiaries for each of the periods then ended, subject, in the case of any such unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments; and the other financial information regarding the Parent and its subsidiaries included in each of the Pricing Circular and the Offering Circular has been derived from the accounting records of the Parent and its subsidiaries and presents fairly the information shown thereby as of the dates indicated;

(x)

To the actual knowledge of the Company and the Guarantors, the consolidated financial statements and the related notes thereto of Quintiles and its subsidiaries included or incorporated by reference in each of the Pricing Circular and the Offering Circular were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of Quintiles and its subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of Quintiles and its subsidiaries for each of the periods then ended, subject, in the case of any such unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments; and the other financial information regarding Quintiles and its subsidiaries included in each of the Pricing Circular and the Offering Circular has been derived from the accounting records of Quintiles and its subsidiaries and presents fairly the information shown thereby as of the dates indicated;

(y)

The pro forma financial statements included in the Pricing Circular and the Offering Circular include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments used in the preparation thereof give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Circular and the Offering Circular.  The pro forma financial statements included in the Pricing Circular and the Offering Circular have been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information.  The pro forma financial statements included in the Pricing Circular and the Offering Circular comply in all material respects as to form with the applicable accounting requirements of Rule 11-02 of Regulation S‑X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(z)

PricewaterhouseCoopers LLP, which has audited certain financial statements of Quintiles and the Parent and their respective subsidiaries is an independent registered public accounting firm as required by the Exchange Act and the rules and regulations of the Commission thereunder;

(aa)

The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as set forth in the Pricing Disclosure Package (“Permits”), except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)

Each of the Company and its subsidiaries and their respective operations and properties are in material compliance with applicable Environmental Laws (as defined below), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no claim pending or, to the knowledge of the Company and the Guarantors, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries, nor are the Company or its subsidiaries subject to any outstanding written order, consent decree or settlement agreement with any person relating to any Environmental Law, nor are there any past or present actions, conditions or occurrences that would reasonably be expected to result in a violation of or liability under any Environmental Law,  except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Environmental Law” means any federal, state, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution or protection of the environment, or actual or alleged exposure to Hazardous Materials (as defined below). The term “Hazardous Materials” means any substance, material, chemical, compound, constituent, pollutant, contaminant or waste in any form, including asbestos or asbestos containing material, bio-hazardous material, toxic mold and radioactive materials, regulated or which can give rise to liability under any Environmental Law;
(cc)

There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company and the Guarantors, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(dd)

Each of the Company and its subsidiaries carries insurance (including self-insurance, if any) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(ee)

Neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff)

Assuming that the representations and warranties of the Purchasers contained in Section 3 and Annex I are true and correct and that the Purchasers comply with their agreements contained in Section 3 and Annex I, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers or the reoffer and resale by the Purchasers in the manner contemplated by this Agreement and the Pricing Disclosure Package to register the Securities under the Securities Act or to qualify the Indenture in respect of the Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(gg)

The Company and each of its subsidiaries owns, or has the legal right to use, all United States and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect or as disclosed in the Pricing Disclosure Package.  No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company and the Guarantors, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect or as disclosed in the Pricing Disclosure Package;
(hh)

The Company and, to the knowledge of the Company and the Guarantors, each of its subsidiaries has timely filed or caused to be timely filed all United States federal and material foreign income tax returns and all other material state, local and other tax returns and reports of the Company and its subsidiaries, as applicable, which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable in any assessments of which it has received notice made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its subsidiaries, as the case may be).  No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii)

Each of the Company and its subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(jj)

None of the Company or any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries nor, to the actual knowledge of the Company and the Guarantors, Quintiles or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act of 2010 of the United Kingdom or any other applicable anti-corruption or anti-bribery laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(kk)

To the extent applicable, each of the Company and its subsidiaries and, to the actual knowledge of the Company and the Guarantors, Quintiles and its subsidiaries, is in compliance, in all material respects, with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (2) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”);

(ll)

The operations of the Company and its subsidiaries and, to the actual knowledge of the Company and the Guarantors, the operations of Quintiles and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries, or, with respect to Quintiles, to the actual knowledge of the Company and the Guarantors, Quintiles or any its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the actual knowledge of the Company and the Guarantors, Quintiles or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened;

(mm)

None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries nor, to the actual knowledge of the Company and the Guarantors, Quintiles or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other relevant sanctions authority, including, without limitation, the United Nations Security Council, the European Union and Her Majesty’s Treasury (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(nn)

On and immediately after the Time of Delivery (as defined below) and the Merger Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Pricing Disclosure Package and the Offering Circular) will be Solvent.  As used in this paragraph, the term “Solvent” means, as of the date of determination, (i) the present fair salable value of the property (including goodwill and other intangibles) of the Company and its subsidiaries (on a consolidated basis), is greater than the total amount of liabilities, including contingent liabilities, of the Company and its subsidiaries (on a consolidated basis), (ii) the present fair salable value of the assets (including goodwill and other intangibles) of the Company and its subsidiaries (on a consolidated basis), is not less than the amount that will be required to pay the probable liability of the Company and its subsidiaries (on a consolidated basis) on their debts as they become absolute and matured, (iii) the Company and its subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts or liabilities beyond the ability of the Company and its subsidiaries (on a consolidated basis) to pay such debts and liabilities as they mature and (iv) the Company and its subsidiaries (on a consolidated basis) do not have unreasonably small capital in relation to its business at the Time of Delivery or with respect to any transaction about to be undertaken.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability;

(oo)

No stamp duties or other issuance or transfer taxes or duties or other similar fees or charges are required to be paid by the Purchasers in the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company or any Guarantor is otherwise resident for tax purposes or any jurisdiction from which a payment is made by or on behalf of the Issuer in connection with (i) the execution and delivery of this Agreement and the Indenture to be delivered pursuant to Section 8 hereof or (ii) the issuance or sale by the Company of the Securities;

(pp)

None of the Company or any of its subsidiaries has distributed or, prior to the Time of Delivery, will distribute any material referring to the offering and sale of the Securities other than the Preliminary Offering Circular, the Offering Circular or any other materials, if any, permitted by the Securities Act and the U.K. Financial Services and Markets Act of 2000 (the “FSMA”) (or regulations or legislation promulgated pursuant to the Securities Act or the FSMA) or required to be distributed by the NYSE or the Irish Stock Exchange; and

(qq)

Neither the Company nor any of its subsidiaries (i) have taken, directly or indirectly, any action (other than the appointment of Goldman, Sachs & Co. as stabilization manager in connection with the offering of the Securities) designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities in violation of applicable law or (ii) have issued any press or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities.

2.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 98.5% of the principal amount thereof, the principal amount of Dollar Notes set forth opposite the name of such Purchaser in Schedule II hereto and (ii) at a purchase price of 98.857% of the principal amount thereof, the principal amount of Euro Notes set forth opposite the name of such Purchaser in Schedule II hereto, in each case, plus accrued interest, if any, from September 28, 2016, to the Time of Delivery hereunder.

3.

Upon the authorization by the Representative of the release of the Securities, each Purchaser agrees to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular, and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and each Guarantor that:

(a)

It will offer and sell the Securities only to (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of such Rule 144A, or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an “accredited investor” within the meaning of Regulation D under the Securities Act; and
(c)

It will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act, other than a Permitted General Solicitation.

4.

(a)The Securities to be purchased by the Purchasers hereunder will be represented by one or more definitive global Securities in book-entry form which, in the case of the Dollar Notes, will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian, and, in the case of the Euro Notes, will be deposited by or on behalf of a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), or their nominees.  The Company will deliver the Securities to the Representative, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in (same day) funds, by causing (i) DTC, in the case of the Dollar Notes, to credit the Dollar Notes to the account of the Representative at DTC, and (ii) Euroclear and Clearstream, in the case of the Euro Notes, to credit the Euro Notes to the account of the Representative at Euroclear and Clearstream.  The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (the “Closing Location”).  The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on September 28, 2016, or such other time and date as the Representative and the Company may agree upon in writing.  Such date is herein called the “Closing Date”.  Such time and date are herein called the “Time of Delivery”.

(b)The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(n) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC, Euroclear and Clearstream, as applicable, or their designated custodians, all at the Time of Delivery.  A meeting will be held at the Closing Location on the Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company and the Guarantors jointly and severally agree with each of the Purchasers:
(a)

To prepare the Offering Circular in a form approved by the Representative (such approval not to be unreasonably withheld, conditioned or delayed); not to make any amendment or supplement to the Offering Circular which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; and to furnish the Representative with copies thereof;

(b)	Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then subject;

(c)

To furnish to the Purchasers written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as the Representative may from time to time reasonably request, and if, at any time prior to the later of (x) the Time of Delivery and (y) the completion of the placement of the Securities by the Purchasers (which date shall in no event be later than 180 days after the Time of Delivery), any event shall have occurred as a result of which any of the Pricing Disclosure Package or the Offering Circular, in each case, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package or the Offering Circular, in each case, is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement any of the Pricing Disclosure Package or the Offering Circular, as applicable, to notify the Representative and upon the Representative’s reasonable request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Pricing Disclosure Package or Offering Circular, as applicable, or a supplement to any of the Pricing Disclosure Package or the Offering Circular, as applicable, which will correct such statement or omission or effect such compliance;

(d)

During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of the Representative;

(e)

Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)

During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Securities Act);

(g)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(h)

To (i) use commercially reasonable efforts to cause the Euro Notes to be listed on the official list of the Irish Stock Exchange and the Euro Notes to be admitted to trading on the Global Exchange Market of the Irish Stock Exchange and (ii) use commercially reasonable efforts to maintain such listing for as long as any of the Euro Notes are outstanding. If the Euro Notes cease to be listed on the Irish Stock Exchange, the Company shall use its commercially reasonable efforts to promptly list such Securities on a stock exchange reasonably satisfactory to the Company and the Purchasers; and

(i)

The Company will procure that each Post-Closing Guarantor executes a Joinder Agreement substantially concurrently with the provision by each such Post-Closing Guarantor of a guarantee in respect of the obligations of the obligors under the Credit Facilities. Upon execution of a Joinder Agreement by each Post-Closing Guarantor, the Representatives shall receive from the applicable Post-Closing Guarantor (A) the Officer’s Certificate described by Section 8(i) hereof as though such Post-Closing Guarantor were a party to the Agreement on the date hereof and (B) opinions furnished by Ropes & Gray LLP and such other local counsel furnishing opinions in connection with the closing of the Credit Facilities, addressed to the Purchasers and dated the Merger Date, and in form and substance reasonably satisfactory to the Purchasers. Substantially concurrently with the execution of a Joinder Agreement by each Post-Closing Guarantor, the applicable Post-Closing Guarantor shall enter into a Supplemental Indenture in accordance with the terms thereof.

6.

(a)  (i)  The Company and each of the Guarantors jointly and severally represent and agree that, without the prior consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed), it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule I(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule I(d), a “Permitted General Solicitation Material”);

(ii)     Each Purchaser severally represents and agrees that, without the prior consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), other than one or more term sheets or other customary Bloomberg communications relating to the Securities containing customary information and conveyed to purchasers of Securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets, any Permitted General Solicitation

Material or other customary Bloomberg communications), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)     Any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company, each Guarantor and each Purchaser, is listed on Schedule I hereto.

7.

The Company and the Guarantors, jointly and severally, covenant and agree with each of the Purchasers that the Company and the Guarantors will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of each of the Company’s counsel and the Company’s accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers (which shall, subject to the last sentence of this Section 7, for the avoidance of doubt, not include any expenses of the Purchasers or any expenses or fees of the Purchasers’ counsel); (ii) the cost of printing or producing this Agreement, the Initial Indenture, the Supplemental Indenture, the Joinder Agreement, the Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities (which shall, subject to the last sentence of this Section 7, for the avoidance of doubt, not include any expenses of the Purchasers or any expenses or fees of the Purchasers’ counsel); (iii) all documented expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with listing the Euro Notes on the Irish Stock Exchange; and (viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, each Purchaser will pay all of its own costs and expenses, including the fees and disbursements of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

8.

The obligations of the several Purchasers hereunder shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and each Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and each Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

Cahill Gordon & Reindel llp, counsel for the Purchasers, shall have furnished to the Purchasers such opinion or opinions, dated the Time of Delivery and addressed to the Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package and the Offering Circular (as amended or supplemented at the Time of Delivery), as well as such other related matters as are customary in transactions such as those contemplated by this Agreement, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)

Ropes & Gray LLP, counsel for the Company, shall have furnished to the Purchasers their written opinion and negative assurance letter, each dated the Time of Delivery and addressed to the Purchasers, substantially in the form set forth in Annex II hereto;

(c)	On the date of the Pricing Circular and also at the Time of Delivery,
(i)

PricewaterhouseCoopers, LLP, as auditor with respect to the Parent, shall have furnished to the Purchasers a letter or letters, dated the respective dates of delivery thereof and each addressed to the Purchasers, in form and substance satisfactory to the Purchasers, substantially to the effect set forth in Annex III hereto; and

(ii)

PricewaterhouseCoopers, LLP, as auditor with respect to Quintiles, shall have furnished to the Purchasers a letter or letters, dated the respective dates of delivery thereof and each addressed to the Purchasers, in form and substance satisfactory to the Purchasers, substantially to the effect set forth in Annex IV hereto; and

(d)

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the long‑term debt of the Company or any of its subsidiaries, taken as a whole, or any change, or any development that would reasonably be expected to result in a change, in the financial condition or in the business or operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the Representative’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Circular;

(e)

On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s or Quintiles’ debt securities by any “nationally recognized statistical rating organization”, registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced any intended or potential downgrading of any such rating or outlook with respect to any of the Company’s or Quintiles’ debt securities;

(f)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Irish Stock Exchange; (ii) an involuntary suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange, the London Stock Exchange or the Irish Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal, New York State, U.K. or Irish authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Ireland; (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Ireland or the declaration by the United States, the United Kingdom or Ireland of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom Ireland or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(g)	The Purchasers shall have received counterparts of the Indenture that shall have been executed and delivered by a duly authorized officer of each of the Company, each Guarantor and the Trustee;
(h)	The Dollar Notes shall be eligible for clearance and settlement through DTC;
(i)	The Euro Notes shall be eligible for clearance and settlement through Euroclear and Clearstream;
(j)

The Company and the Guarantors shall have furnished or caused to be furnished to the Purchasers at the Time of Delivery certificates of officers of the Company and the Guarantors reasonably satisfactory to the Representative as to the accuracy of the representations and warranties of each of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by each of the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (d) and (e) of this Section and as to such other matters as the Representative may reasonably request; and

(k)

Prior to the Time of Delivery, the Company and each Guarantor shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request, as set forth in the closing memorandum relating to the Transactions.

9.

(a)         The Company and each Closing Guarantor, on the date hereof, agree, jointly and severally, and, upon the execution and delivery of the Joinder Agreement, each Post-Closing Guarantor agrees, jointly and severally, to indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and each Closing Guarantor, on the date hereof, and, upon the execution and delivery of the Joinder Agreement, the Target and each Post-Closing Guarantor  shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company or any Guarantor by the Purchasers through the Representatives expressly for use therein.

(b)Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and each Closing Guarantor, on the date hereof and (ii) upon the execution and delivery of the Joinder Agreement, each Post-Closing Guarantor, against any losses, claims, damages or liabilities to which the Company and any Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company or any Guarantor by the Purchasers through the Representatives expressly for use therein; and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent such failure to notify results in any material prejudice (through the forfeiture of substantive rights or defenses) against the indemnifying party.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party  The indemnifying party shall not be required to indemnify the indemnified party under this Section 9 for any amount paid or payable by the indemnified party in connection with the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and any Guarantor on the one hand and the applicable Purchaser(s) on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and any Guarantor on the one hand and the applicable Purchaser(s) on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and any Guarantor on the one hand and the applicable Purchaser(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and any Guarantor bear to the total underwriting discounts and commissions received by the Purchaser(s), in each case as set forth in the Offering Circular.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor on the one hand or the applicable Purchaser(s) on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Guarantor, and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)The obligations of the Company and each Guarantor under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and affiliate of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act and the Exchange Act; and the obligations of each of the Purchasers under this Section 9 shall be in addition to any liability which such Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each Guarantor, and each person, if any, who controls the Company and each Guarantor within the meaning of the Securities Act and the Exchange Act.

10.

(a)         If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty‑six hours after such default by any Purchaser, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than  seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in the Representatives’ opinion may thereby be made necessary.  The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non‑defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities  which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one‑eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non‑defaulting Purchaser or the Company and the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.

The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and each Guarantor, and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or any controlling person of the Purchasers, or the Company or any Guarantor, or any officer or director or controlling person of the Company and each Guarantor, and shall survive delivery of and payment for the Securities.

12.

If this Agreement shall be terminated due to any Purchaser’s default in purchasing the Securities in accordance with the provisions of this Agreement, neither the Company nor any Guarantor shall then be under any liability to such Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors, jointly and severally, will reimburse the Purchasers for all expenses approved in writing by the Purchasers, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.

All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Purchasers, shall be delivered or sent by mail or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, and (ii) if to the Company or any Guarantor, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:  General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.

In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Purchasers jointly or by the Representatives on behalf of the Purchasers.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Purchaser is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow each Purchaser to properly identify its respective clients.

15.

This Agreement shall be binding upon, and inure solely to the benefit of, each Purchaser, and the Company and each Guarantor, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each Guarantor, and each person who controls the Company or any Guarantor, or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from the Purchasers shall be deemed a successor or assign by reason merely of such purchase.

16.	Time shall be of the essence of this Agreement.
17.

The Company and each Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and each Guarantor, on the one hand, and the Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction the Purchasers are acting solely as principals and not agents or fiduciaries of the Company and each Guarantor, (iii) the Purchasers have not assumed an advisory or fiduciary responsibility in favor of the Company and each Guarantor, with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Purchasers have advised or are currently advising the Company or any Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Company and each Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and each Guarantor agrees that it will not claim that the Purchasers have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

18.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, any Guarantor and the Purchasers, or any of them, with respect to the subject matter hereof.

19.

THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company and each of the Guarantors agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the

Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.

The Company and each Guarantor, and the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

22.

Notwithstanding anything herein to the contrary, each of the Company and each Guarantor, (and the Company’s and each Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or any Guarantor relating to that treatment and structure, without the Purchasers imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

23.

Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any Purchaser and any other party to this Agreement, each of the other parties to this Agreement (including the Guarantors upon execution and delivery of the Joinder Agreement) acknowledges, accepts and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a Purchaser (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability; and
(iv)	the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 23:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

If the foregoing is in accordance with your understanding, please sign and return counterparts hereof, and upon the acceptance hereof by the parties hereto, this letter and such acceptance hereof shall constitute a binding agreement among the Purchasers, the Company and the Guarantors.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[SIGNATURES ON FOLLOWING PAGES]

Very truly yours,

IMS Health Incorporated

By:/s/ Jeffrey J. Ford
Name: Jeffrey J. Ford
Title: Vice President and Treasurer

APPARTURE INC.

Arsenal Holding Company

Arsenal Holding (II) Company

BUZZEOPDMA LLC

Data Niche Associates, Inc.

IMS Health Finance, Inc.

IMS Health Holding Corporation

IMS Health India Holding

    Corporation

IMS Health Investing

    Corporation

IMS Health Investments, Inc.

IMS Health Purchasing, Inc.

IMS Health Trading

    Corporation

IMS Holding Inc.

IMS SERVICES, LLC

IMS Trading Management, Inc.

RX IndiA, LLC

THE AMUNDSEN GROUP, INC.

ValueMedics Research, LLC

By:/s/ Jeffrey J. Ford
Name: Jeffrey J. Ford
Title:   President

Coordinated Management Holdings, L.L.C.

Coordinated Management Systems, Inc.

Market Research Management, Inc.

Spartan Leasing Corporation

By:/s/ Cathy LoBosco
Name: Cathy LoBosco
Title:   President

Enterprise Associates L.L.C.

By:/s/ Jeffrey J. Ford
Name: Jeffrey J. Ford
Title:   Vice President

IMS Chinametrik Incorporated

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.

By:/s/ Sean Ascher
Name: Sean Ascher
Title:   Treasurer

IMS Contracting & Compliance, Inc.

IMS Government Solutions, Inc.

IMS Health Transportation Services Corporation

IMS Software Services Ltd.

Med-Vantage, Inc.

By:/s/ Jeffrey J. Ford
Name: Jeffrey J. Ford
Title:   Treasurer

IMS Health Licensing Associates, L.L.C.

By:/s/ Sean Ascher
Name: Sean Ascher
Title:   Responsible Officer

Accepted as of the date hereof:

By:Goldman, Sachs & Co.

For itself and on behalf of the several

Purchasers named in Schedule II

By:Goldman, Sachs & Co.

/s/ Ariel Fox

Name:  Ariel Fox
Title: Vice President

SCHEDULE I

(a)Additional Documents Incorporated by Reference: None.

(b)Company Supplemental Disclosure Documents:

Electronic Roadshow Presentation, dated September 12, 2016

(c)Purchaser Supplemental Disclosure Documents: None.

(d)Permitted General Solicitation Materials:

Press release of the Company dated September 12, 2016, relating to the announcement of the offering of the Securities.

SCHEDULE II

Dollar Note Purchaser	Principal Amount of Dollar Notes to be Purchased
Goldman, Sachs & Co.	$252,000,000
J.P. Morgan Securities LLC	252,000,000
Barclays Capital Inc.	84,000,000
HSBC Securities (USA) Inc.	84,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	84,000,000
Wells Fargo Securities, LLC	84,000,000
Citigroup Global Markets Inc.	25,500,000
Fifth Third Securities, Inc.	25,500,000
PNC Capital Markets LLC	25,500,000
Mizuho Securities USA Inc.	22,250,000
MUFG Securities Americas Inc.	22,250,000
SunTrust Robinson Humphrey, Inc.	22,250,000
TD Securities (USA) LLC	22,250,000
BNP Paribas Securities Corp.	12,625,000
BBVA Securities Inc.	10,625,000
The Huntington Investment Company	10,625,000
The Williams Capital Group, L.P.	10,625,000
Total	$1,050,000,000

Euro Note Purchaser	Principal Amount of Euro Notes to be Purchased
Goldman, Sachs & Co.	€131,648,000
J.P. Morgan Securities plc	131,648,000
Barclays Bank PLC	77,525,000
HSBC Securities (USA) Inc.	77,525,000
Merrill Lynch International	77,525,000
Wells Fargo Securities International Limited	77,525,000
Mizuho International plc	6,450,000
MUFG Securities EMEA plc	6,450,000
SunTrust Robinson Humphrey, Inc.	6,450,000
TD Securities (USA) LLC	6,450,000
Citigroup Global Markets Inc.	4,988,000
Fifth Third Securities, Inc.	4,988,000
PNC Capital Markets LLC	4,988,000
BBVA Securities Inc.	2,710,000
BNP Paribas Securities Corp.	2,710,000
The Huntington Investment Company	2,710,000
The Williams Capital Group, L.P.	2,710,000
Total	€625,000,000

SCHEDULE III

[Pricing Supplement]

[see attached]

IMS HEALTH INCORPORATED

$1,050,000,000  5.000% Senior Notes due 2026

€625,000,000  3.500% Senior Notes due 2024

September 14, 2016

Pricing Supplement

This pricing supplement, dated September 14, 2016 (the “Pricing Supplement”), is qualified in its entirety by reference to the preliminary offering memorandum, dated September 12, 2016 (the “Preliminary Offering Memorandum”), of IMS Health Incorporated.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used in this Pricing Supplement but not defined have the respective meanings given to them in the Preliminary Offering Memorandum.

Terms Applicable to the Notes
Issuer	IMS Health Incorporated
Distribution	144A/Regulation S without registration rights
Trade Date	September 14, 2016
Settlement Date

September 28, 2016 (T+10)

We expect delivery of the notes will be made against payment therefor on or about September 28, 2016, which is the tenth business day following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle within three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding six business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Use of Proceeds

We intend to use the proceeds from this offering, together with the proceeds of the Refinancing and certain available cash, to refinance certain indebtedness of the Issuer and Quintiles Corp following the closing of the merger and pay related fees and expenses. The offering size contemplated by the Preliminary Offering Memorandum has been increased by $250 million equivalent. The Issuer intends to use the net proceeds from such increased offering size to repay additional amounts of its existing indebtedness and use less available cash.

Special Mandatory Redemption

The notes will be subject to a special mandatory redemption if (i) the closing of the merger has not occurred prior to 11:59 p.m. (New York City time) on the date that is five business days following March 31, 2017 (the “Cut Off Time”), (ii) IMS Health, prior to the Cut Off Time, either terminates the merger agreement or abandons the merger or (iii) Quintiles, prior to the Cut Off Time, either terminates the merger agreement or abandons the merger and, in the case of clause (ii) or (iii), such termination or abandonment continues for a period of 30 consecutive days. The special mandatory redemption price is equal to 100% of the aggregate initial offering price of the notes outstanding on such date plus accrued and unpaid interest to, but not including, the special mandatory redemption date.

Terms Applicable to the Dollar Notes
Title of Securities	5.000% Senior Notes due 2026
Aggregate Principal Amount	$1,050,000,000
Maturity Date	October 15, 2026
Issue Price	100.000%
Coupon	5.000%
Yield to Maturity	5.000%
Spread to Benchmark	+328.7 basis points
Benchmark	UST 1.5000% due August 15, 2026
Interest Payment Dates	April 15 and October 15 of each year, commencing on April 15, 2017. Interest will accrue on the Dollar Notes from September 28, 2016.
Record Dates	April 1 and October 1 of each year
Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to October 15, 2021
Optional Redemption

On and after October 15, 2021, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Dollar Notes redeemed during the twelve-month period indicated beginning on October 15 of the years indicated below:

Year                                Price

2021                                102.500%

2022                                101.667%

2023                                100.833%

2024 and thereafter         100.000%

Equity Clawback

Up to 40% of the Dollar Notes at 105.000% prior to October 15, 2019 in an amount equal to the aggregate gross proceeds of certain equity offerings (together with the aggregate gross proceeds of certain equity offerings applied to redeem the Euro Notes)

Change of Control	101% plus accrued and unpaid interest
Common Codes	Rule 144A: 449934 AD0 Regulation S: U45049 AF7
ISIN Numbers	Rule 144A: US449934AD05 Regulation S: USU45049AF79

Denominations	Minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers	Goldman, Sachs & Co. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. HSBC Securities (USA) Inc. Wells Fargo Securities, LLC
Co-Managers

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

The Huntington Investment Company

Mizuho Securities USA Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

The Williams Capital Group, L.P.

Terms Applicable to the Euro Notes
Title of Securities	3.500% Senior Notes due 2024
Aggregate Principal Amount	€625,000,000
Maturity Date	October 15, 2024
Issue Price	100.000%
Coupon	3.500%
Yield to Maturity	3.500%
Spread to Benchmark	+374 basis points
Benchmark	DBR 1% due August 15, 2024
Interest Payment Dates	April 15 and October 15 of each year, commencing on April 15, 2017. Interest will accrue on the Euro Notes from September 28, 2016.
Record Dates	April 1 and October 1 of each year
Listing	Application will be made to the Irish Stock Exchange for the Euro Notes to be admitted to the Official List of the Irish Stock Exchange and to trade on the Global Exchange Market.
Make-Whole Redemption	Make-whole redemption at Bund Rate + 50 basis points prior to October 15, 2019
Optional Redemption

On and after October 15, 2019, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Euro Notes redeemed during the twelve-month period indicated beginning on October 15 of the years indicated below:

Year                                Price

2019                                101.750%

2020                                100.875%

2021 and thereafter         100.000%

Equity Clawback

Up to 40% of the Euro Notes at 103.500% prior to October 15, 2019 in an amount equal to the aggregate gross proceeds of certain equity offerings (together with the aggregate gross proceeds of certain equity offering applied to redeem the Dollar Notes)

Change of Control	101% plus accrued and unpaid interest
Common Codes	Rule 144A: 449934 AE8 Regulation S: U45049 AG5
ISIN Numbers	Rule 144A: XS1492821738 Regulation S: XS1492822033
Denominations	Minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
Joint Book-Running Managers	Goldman, Sachs & Co. J.P. Morgan Securities Plc Merrill Lynch International Barclays Bank PLC HSBC Securities (USA) Inc. Wells Fargo Securities International Limited
Co-Managers

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

The Huntington Investment Company

Mizuho International plc

MUFG Securities EMEA plc

PNC Capital Markets LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

The Williams Capital Group, L.P.

__________________________________________________

1)Other financial information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

2)

3)This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of these securities or the offering.  Please refer to the Preliminary Offering Memorandum for a complete description.

4)

5)This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.

6)

7)This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

8)

A copy of the Preliminary Offering Memorandum for the offering can be obtained from your Goldman, Sachs & Co. salesperson or Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Prospectus Department, (866) 471-2526, or Goldman Sachs International, Peterborough Court, 133 Fleet Street, London, EC4A 2BB, United Kingdom, Attention: Prospectus Department, +44 (20) 7774-3904.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg, email or another communication system.

SCHEDULE IV

[Reserved]

SCHEDULE V

Closing Guarantors

Name	Jurisdiction

Apparture Inc.	Washington
Arsenal Holding Company Arsenal Holding (II) Company Coordinated Management Holdings, L.L.C.	Delaware Delaware Delaware
BuzzeoPDMA LLC	Delaware
Coordinated Management Systems, Inc.	Delaware
Data Niche Associates, Inc.	Illinois
Enterprise Associates L.L.C.	Delaware
IMS ChinaMetrik Incorporated	Delaware
IMS Contracting & Compliance, Inc.	Delaware
IMS Government Solutions, Inc.	Delaware
IMS Health Finance, Inc.	Delaware
IMS Health Holding Corporation	Delaware
IMS Health India Holding Corporation	Delaware
IMS Health Investing Corporation	Delaware
IMS Health Investments, Inc.	Delaware
IMS Health Licensing Associates, L.L.C.	Delaware
IMS Health Purchasing, Inc.	Delaware
IMS Health Trading Corporation	Delaware
IMS Health Transportation Services Corporation	Delaware
IMS Holding Inc.	Delaware
IMS Services, LLC IMS Software Services Ltd.	Delaware Delaware
IMS Trading Management, Inc.	Delaware
Intercontinental Medical Statistics International, Ltd.	Delaware
Market Research Management, Inc.	Delaware
Med-Vantage, Inc.	Delaware
RX India, LLC	Delaware
Spartan Leasing Corporation	Delaware
The Amundsen Group, Inc.	Massachusetts
ValueMedics Research, LLC	Delaware

SCHEDULE VI

Post-Closing Guarantors

Name	Jurisdiction

Benefit Holding, Inc.	North Carolina
EA Institute, L.L.C.	Delaware
Encore Health Resources, LLC	Texas
iGuard, Inc.	North Carolina
Innovex Merger Corp.	North Carolina
Novella Clinical LLC	Delaware
Outcome Sciences, LLC	Delaware
Quintiles Asia, Inc.	North Carolina
Quintiles Biosciences Holdings, Inc.	Delaware
Quintiles BT, Inc.	North Carolina
Quintiles Commercial US, Inc.	Delaware
Quintiles Consulting, Inc.	North Carolina
Quintiles Federated Services, Inc.	North Carolina
Quintiles Latin America, LLC	North Carolina
Quintiles Market Intelligence, LLC	North Carolina
Quintiles Medical Communications & Consulting, Inc.	New Jersey
Quintiles Medical Education, Inc.	New York
Quintiles Pharma Services Corp.	North Carolina
Quintiles Pharma, Inc.	North Carolina
Quintiles Phase One Services, LLC	Kansas
Quintiles Transfer, L.L.C.	Delaware
Quintiles, Inc.	North Carolina
Targeted Molecular Diagnostics, LLC	Illinois
VCG&A, Inc.	Massachusetts
VCG-BIO, Inc.	Delaware

EXHIBIT A

FORM OF JOINDER AGREEMENT

[  ], 2016

IMS Health Incorporated

$1,050,000,000 5.000% Senior Notes due 2026

€625,000,000 3.500% Senior Notes due 2024

Joinder Agreement

WHEREAS, IMS Health Incorporated, a Delaware corporation (the “Issuer”), the Closing Guarantors and the several initial purchasers party thereto (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement, dated September 14, 2016 (the “Purchase Agreement”), providing for the issuance and sale of the Securities; and

WHEREAS, the Issuer has agreed to cause each Post-Closing Guarantor to join the Purchase Agreement pursuant to the terms thereof substantially concurrently with the provision of a guarantee by such Post-Closing Guarantor in respect of the borrowers’ obligations under the Credit Facilities.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, each Post-Closing Guarantor hereby agrees for the benefit of the Initial Purchasers as follows:

Section 1.  Joinder.  Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Post-Closing Guarantor in the Purchase Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Post-Closing Guarantor pursuant to the Purchase Agreement.

Section 2.  Representations and Warranties and Agreements of the Post-Closing Guarantor.  Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that (i) it has all the requisite corporate, limited liability company, limited partnership or other organizational power and authority to execute, deliver and perform its obligations under this Joinder Agreement; (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and that the consummation of the transaction contemplated hereby has been duly and validly authorized by it; (iii) this Joinder Agreement constitutes a valid and legally binding agreement of each of the undersigned, enforceable against each of the undersigned in accordance with its terms, except the enforcement thereof may be limited by the Enforceability Limitations; and (iv) the representations, warranties and covenants set forth in Section 3 relating to each of the undersigned as Guarantor are true and correct on and as of the date hereof.

Section 3.  Counterparts.  This Joinder Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

Section 4.  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 5.  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 6.  Governing Law.  This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

[Post-Closing Guarantors]

By:

Name:

Title:

ANNEX I

(1)

The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act.  Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act.  Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.  Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)

Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.  Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.  Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

(3)

Each Purchaser represents and warrants to, and agrees with the Company that, in relation to each Member State (each, a “Relevant Member State”) of the European Economic Area that has implemented Directive 2003/71/EC (including amendments thereto, including Directive 2010/73/E.U. (the “2010 PD Amending Directive”) to the extent implemented in the Relevant Member State and including any relevant implementing measure in each Relevant Member State, the “Prospectus Directive”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Securities to the public in that Relevant Member State, at any time other than: (A) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (B) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus

Directive), subject to obtaining the prior consent of the relevant representative of the Company for such offer; or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of the Securities shall require the Company or the Purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

(4)

Each Purchaser represents and warrants to, and agrees with the Company that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.